Consent of Independent Registered Public Accounting Firm

         We have issued our report dated October 15, 2004 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 235 as of August 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
December 27, 2004